Exhibit 99.1

PAVmed Provides Business Update and Preliminary Second Quarter 2021 Financial

Results

Conference call to be held today at 4:30 PM EDT

NEW YORK, Aug. 12, 2021 (BUSINESS WIRE) — PAVmed Inc. (Nasdaq: PAVM, PAVMZ) (the “Company” or “PAVmed”), a highly differentiated, multi-product, commercial-stage medical device company, today provided a business update for the Company and its major subsidiary, Lucid Diagnostics Inc. (“Lucid”), and discussed preliminary financial results for the three and six months ended June 30, 2021.

“I am pleased to report on the solid momentum we have experienced during the second quarter of 2021 and in subsequent weeks,” said Lishan Aklog, M.D., PAVmed’s Chairman and Chief Executive Officer. “In late 2020, we decided to embark on a bigger and bolder strategic plan for PAVmed and its subsidiaries to fully realize their long-term potential for success. We decided to accelerate our plans to grow the company on multiple fronts including expanding and expediting our EsoGuard commercialization plans, laying the groundwork to take Lucid public, more aggressively seeking out attractive partnerships, licensing, and M&A opportunities, bringing fresh perspectives, experiences, skill sets and diversity to our two Boards, critically evaluate and assess ways to future-proof our relationship with a couple of mission-critical partners, and to do all this while strengthening our balance sheet and growing shareholder value. Nine months later, I am very pleased this strategic plan is bearing fruit and enhancing shareholder value.”

Conference Call and Webcast

A conference call and webcast for today’s business update and second quarter 2021 financial results will take place at 4:30 PM EDT. To access the conference call, listeners should dial (877) 407-3982 toll-free in the U.S. or (201) 493-6780, and ask to join the “PAVmed, Inc. Business Update Conference Call”. The conference call will be available live via webcast and for replay at the investor relations section of the Company’s website at www.pavmed.com. Following the conclusion of the conference call, a replay will be available for one week and can be accessed by dialing (844) 512-2921 toll-free in the U.S. or (412) 317-6671, followed by the PIN number: 13720826.

Business Update Highlights

●	Lucid began testing patients referred by primary care physicians (“PCPs”) at three Lucid Test Centers in the Phoenix metropolitan area. Patients with chronic heartburn, also known as gastroesophageal reflux disease (“GERD”), who are referred to the centers are now undergoing an esophageal precancer procedure, performed by Lucid-employed clinical personnel, using Lucid’s EsoCheck® Cell Collection Device (“EsoCheck”) to collect surface esophageal cells for its EsoGuard® Esophageal Test (“EsoGuard”).

●	EsoGuard testing accelerated as the company continued to see good results from its initial engagements with gastroenterologists. Lucid performed 202 EsoGuard tests in the second quarter representing a 110% increase sequentially compared to an upward revised 96 tests performed in the first quarter.

●	Lucid entered into a definitive agreement with UpScriptHealth (“UpScript”), a leading, nationwide, direct-to-consumer telemedicine company for UpScript to support Lucid’s upcoming EsoGuard Telemedicine Program by providing a Lucid-branded web-based telemedicine platform for patients with GERD to request video evaluation by a physician and, if clinically indicated, referred to a Lucid Test Center for EsoGuard testing.

●	Lucid received CE Mark certification for EsoCheck, and completed CE Mark self-certification for EsoGuard, indicating both may be marketed in CE Mark European countries.

●	Lucid continued the process of transferring EsoCheck manufacturing to Coastline International Inc., a high-volume manufacturer based in San Diego, CA with production facilities in Mexico, by the end of 2021, which will increase EsoCheck manufacturing capacity up to one million devices per year.

●	Lucid held a successful advisory board meeting with medical directors of major insurers which provided positive feedback and indicated good alignment with its strategic approach, including expectations for the portfolio of clinical utility and healthcare economic data which would be needed to secure payment and coverage

●	Lucid began enrolling patients at European sites for its international multi-center clinical studies, to support a PMA application for FDA IVD registration of EsoGuard on samples collected using EsoCheck.

●	PAVmed launch of a new subsidiary, digital health company, Veris Health, which acquired Oncodisc Inc., a digital health company with groundbreaking tools to improve personalized cancer care through remote patient monitoring. Oncodisc’s core technologies include the first intelligent implantable vascular access port with biologic sensors and wireless communication, combined with an oncologist-designed remote digital healthcare platform. Veris has launched both device and software design efforts and is engaging third party device and software partners. Veris has also initiated discussions for a potential collaboration with a large global software company.

●	PAVmed’s new CarpX national sales manager began work in June and has begun the reboot of CarpX initial commercialization efforts. Multiple cadaver training sessions have been scheduled or completed and CarpX cases have been scheduled.

PRELIMINARY FINANCIAL RESULTS

For the three months ended June 30, 2021, commercial operations expenses were approximately $2.0 million, general and administrative expenses were $6.7 million, and research and development expenses were $4.3 million. GAAP net loss attributable to common stockholders was approximately $11.5 million, or $(0.14) per common share. As shown below and for the purpose of illustrating the effect of derivative accounting and other non-cash income and expenses on the Company’s financial results, the Company reported a non-GAAP adjusted loss for the three months ended June 30, 2021, of approximately $6.4 million or $(0.08) per common share.

PAVmed had cash and cash equivalents of $43.2 million as of June 30, 2021, compared with $17.3 million as of December 31, 2020.

The unaudited financial results for the three and six months ended June 30, 2021, will be filed with the SEC on Form 10-Q in the coming days and will be available at www.pavmed.com or www.sec.gov.

Non-GAAP Measures

To supplement our unaudited financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), management provides certain non-GAAP financial measures of the Company’s financial results. These non-GAAP financial measures include net loss before interest, taxes, depreciation, and amortization (EBITDA) and non-GAAP adjusted loss, which further adjusts EBITDA for stock-based compensation expense, loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, and loss on debt extinguishment. The foregoing non-GAAP financial measures of EBITDA and non-GAAP adjusted loss are not recognized terms under U.S. GAAP.

Non-GAAP financial measures are presented with the intent of providing greater transparency to information used by us in our financial performance analysis and operational decision-making. We believe these non-GAAP financial measures provide meaningful information to assist investors, shareholders, and other readers of our unaudited financial statements in making comparisons to our historical financial results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, a substitute for, considered superior to, considered separately from or as an alternative to, the most directly comparable GAAP financial measures.

Non-GAAP financial measures are provided to enhance readers’ overall understanding of our current financial results and to provide further information for comparative purposes. Management believes the non-GAAP financial measures provide useful information to management and investors by isolating certain expenses, gains and losses that may not be indicative of our core operating results and business outlook. Specifically, the non-GAAP financial measures include non-GAAP adjusted loss and its presentation is intended to help the reader understand the effect of the loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, the loss on debt extinguishment and the corresponding accounting for non-cash charges on financial performance. In addition, management believes non-GAAP financial measures enhance the comparability of results against prior periods.

A reconciliation to the most directly comparable GAAP measure of all non-GAAP financial measures included in this press release for the three and six months ended June 30, 2021, and 2020 is as follows:

	For the three months ended June 30,		For the six months ended June 30,
(ooo’s except per-share amounts)	2021	2020	2021	2020

Net income (loss) per common share, basic and diluted	$(0.14)	$(0.13)	$(0.27)	$(0.46)
Net loss attributable to common stockholders	(11,545)	(5,649)	(21,051)	(20,194)
Preferred Stock dividends and deemed dividends	74	71	149	141
Net income (loss) as reported	(11,471)	(5,578)	(20,902)	(20,053)
Adjustments:
Depreciation and amortization expense[1]	16	6	22	9
Interest expense, net[3]	-	-	-	52
EBITDA	(11,455)	(5,572)	(20,880)	(19,992)

Other non-cash or financing related expenses:
Stock-based compensation expense[2]	5,203	528	6,639	872
Debt extinguishment/debt forgiveness[3]	(300)	2,750	3,415	3,937
Acquisition related	133	-	133	-
Change in FV convertible debt[3]	-	(2,120)	(1,682)	5,888
Offering costs convertible debt[3]	-	200	-	610
Non-GAAP adjusted (loss)	(6,419)	(4,214)	(12,375)	(8,685)
Basic and Diluted shares outstanding	82,235	44,781	78,118	44,140
Non-GAAP adjusted (loss) income per share	($0.08)	($0.09)	($0.16)	($0.20)

[1]	Included in general and administrative expenses in the financial statements

[2]	For the three months ended June 30, 2021 includes $4,599 of stock based compensation expense reported as general and administrative expense, $298 as commercial operations expense, and $306 reported as research and development expense. For the three months ended June 30, 2020 includes $343 of stock based compensation expense reported as general and administrative expense, $64 as commercial operations expense, and $122 reported as research and development expense. For the six months ended June 30, 2021 includes $5,618 of stock based compensation expense reported as general and administrative expense, $500 as commercial operations expense, and $521 reported as research and development expense. For the six months ended June 30, 2020 includes $586 of stock based compensation expense reported as general and administrative expenses, $98 as sales and marketing expenses, and $188 reported as research and development expense.

[3]	Included in other income and expenses

About PAVmed

PAVmed is a highly differentiated, multi-product, commercial-stage medical technology company with a diversified product pipeline addressing unmet clinical needs encompassing a broad spectrum of clinical areas with attractive regulatory pathways and market opportunities. Major subsidiary, Lucid Diagnostics Inc., markets the first and only commercial tools for widespread early detection of esophageal precancer and cancer – the EsoGuard® Esophageal DNA Test and EsoCheck® Esophageal Cell Collection Device. Its GI Health division also includes the complementary EsoCure™ Esophageal Ablation Device with Caldus™ Technology. Its Minimally Invasive Interventions division markets its CarpX® Minimally Invasive Device for Carpal Tunnel Syndrome. Another major subsidiary, Veris Health Inc., is a digital health company developing the first intelligent implantable vascular access port with biologic sensors and wireless communication to improve personalized cancer care through remote patient monitoring. Other divisions include Infusion Therapy (PortIO™ Implantable Intraosseous Vascular Access Device and NextFlo™ Intravenous Infusion Set), and Emerging Innovations (non-invasive laser-based glucose monitoring, pediatric ear tubes, and mechanical circulatory support). For more information, please visit www.pavmed.com, follow us on Twitter, connect with us on LinkedIn, and watch our videos on YouTube. For more information on our majority owned subsidiary, Lucid Diagnostics Inc., please visit www.luciddx.com, follow Lucid on Twitter, and connect with Lucid on LinkedIn. For detailed information on EsoGuard, please visit www.EsoGuard.com and follow us on Twitter, Facebook and Instagram.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of PAVmed’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s common stock, Series W Warrants and Series Z Warrants; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required advance PAVmed’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s preclinical studies; whether and when PAVmed’s products are cleared by regulatory authorities; market acceptance of PAVmed’s products once cleared and commercialized; our ability to raise additional funding and other competitive developments. PAVmed has not yet received clearance from the FDA or other regulatory body to market many of its products. The Company has been monitoring the COVID-19 pandemic and its impact on our business. The Company expects the significance of the COVID-19 pandemic, including the extent of its effect on the Company’s financial and operational results, to be dictated by, among other things, the success of efforts to contain it and the impact of actions taken in response. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond PAVmed’s control. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s future operations, see Part I, Item IA, “Risk Factors,” in PAVmed’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by PAVmed after its most recent Annual Report. PAVmed disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Contacts:

Investors

Mike Havrilla

Director of Investor Relations

(814) 241-4138

JMH@PAVmed.com

Media

Katie Gallagher / Kristi Bruno

LaVoieHealthScience

(617) 792-3937 / (617) 865-3940

PAVmed@lavoiehealthscience.com